                                                                     EXHIBIT 3.2

                        CERTIFICATE OF AMENDMENT TO THE

                     CERTIFICATE OF LIMITED PARTNERSHIP OF

                            EQUISTAR CHEMICALS, LP

          Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, this Certificate of Amendment to the Certificate of Limited Partnership of Equistar Chemicals, LP (the "Partnership"), is being duly executed and filed by Lyondell Petrochemical G.P. Inc., a Delaware corporation and a general partner of the Partnership and by PDG Chemical Inc., a Delaware corporation and a newly admitted general partner of the Partnership.

1.   Name.  The name of the limited partnership is Equistar Chemicals, LP.
     ----

2.   Amendment.  The Certificate of Limited Partnership of the Partnership
     ---------
     is hereby amended to provide that PDG Chemical Inc. has been admitted as a general partner of the Partnership. The business address of PDG Chemical Inc. is:

                    c/o Occidental Chemical Corporation
                    5005 LBJ Freeway
                    Dallas, Texas  75244
                    Attn:  Senior Vice President and General Counsel


Dated:  May 15, 1998

                              Lyondell Petrochemical G.P. Inc.



                              By: /s/ Dan F. Smith
                                 --------------------------------
                                 Name:  Dan F. Smith
                                 Title: President and Chief Executive Officer

                              PDG Chemical Inc.



                              By: /s/ R.J. Schuh
                                  --------------------------------
                                  Name:  R.J. Schuh
                                  Title: President

                        CERTIFICATE OF AMENDMENT TO THE

                     CERTIFICATE OF LIMITED PARTNERSHIP OF

                            EQUISTAR CHEMICALS, LP

          Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, this Certificate of Amendment to the Certificate of Limited Partnership of Equistar Chemicals, LP (the "Partnership"), is being duly executed and filed by Lyondell Petrochemical G.P. Inc., a Delaware corporation and a general partner of the Partnership and by PDG Chemical Inc., a Delaware corporation and a newly admitted general partner of the Partnership.

1.   Name.  The name of the limited partnership is Equistar Chemicals, LP.
     ----

2.   Amendment.  The Certificate of Limited Partnership of the Partnership
     ---------
     is hereby amended to replace the general partner, PDG Chemical Inc., with Occidental Petrochem Partner GP, Inc. The address of Occidental Petrochem Partner GP, Inc. is:

                    c/o Occidental Chemical Corporation
                    5005 LBJ Freeway
                    Dallas, Texas  75244
                    Attn:  Senior Vice President and General Counsel


Dated:  September 14, 1998

                              Lyondell Petrochemical G.P. Inc.



                              By: /s/ Kerry Galvin
                                 --------------------------------
                                 Name:  Kerry Galvin
                                 Title: Vice President and Secretary

                              Occidental Petrochem Partner GP, Inc.



                              By: /s/ Linda S. Peterson
                                  --------------------------------
                                  Name:  Linda S. Peterson
                                  Title: Assistant Secretary